As filed with the U.S. Securities and Exchange Commission on January 22, 2025
Registration No. 333-284307

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(Pre-Effective Amendment No. 1)

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
Pangaea Logistics Solutions Ltd. 109 Long Wharf Newport, Rhode Island 02840 (401) 846-7790
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Gianni Del Signore Pangaea Logistics Solutions Ltd. 109 Long Wharf Newport, Rhode Island 02840 (401) 846-7790
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
Copies to: Edward Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Telephone: (212) 574-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ❑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ❑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ❑
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-of the Exchange Act.
Large accelerated filer ❑	Accelerated filer ☒	Non-accelerated filer ❑ (Do not check if a smaller reporting company)	Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ❑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 (this "Amendment") to the registration statement on Form S-3 (File No. 333-284307) originally filed on January 16, 2025 (the “Registration Statement”), by Pangaea Logistics Solutions Ltd. (the “Company”), is being filed solely for the purpose of including the delaying amendment language set forth on the cover page hereto, and updating Exhibit 107, Calculation of Filing Fee table, previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the Filing Fee Table filed herewith as Exhibit 107. This Amendment does not modify any provisions of the prospectus that forms part of the Registration Statement and, accordingly, such prospectus has not been included herein. This Amendment is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common shares offered hereby. With the exception of the Registration Fee, the amounts set forth below are estimates.
SEC Registration Fee	$15,206.51
Legal Fees and Expenses	75,000
Accounting Fees and Expenses	100,000
Miscellaneous	9,793.49
Total	$200,000

Item 15. Indemnification of Directors and Officers.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.
We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Insurance. We maintain directors’ and officers’ liability insurance, which covers directors and officers of our Company against certain claims or liabilities arising out of the performance of their duties.
Indemnification Agreements. The Registration Rights Agreement provides for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our Company’s request.
Item 16. Exhibits and Financial Statement Schedules
The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	Not applicable.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
(a)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)	Not applicable.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (f)	[Reserved]
(g)	Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) – (k)	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Rhode Island on January 22, 2025.
Pangaea Logistics Solutions Ltd.

By:	/s/ Mark L. Filanowski
Name:	Mark L. Filanowski
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward S. Horton, Nicholas Katsanos, Kevin Gallagher and Michael Indelicato, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on January 22, 2025.
Signature	Title
/s/ Mark L. Filanowski Mark L. Filanowski	Principal Executive Officer and Director
/s/ Gianni DelSignore Gianni DelSignore	Principal Financial Officer and Principal Accounting Officer
__________*________________ Mads Rosenberg Boye Petersen	Chief Operating Officer
________*_________ Richard T. du Moulin	Chairman of the Board and Director
_______*________ Anthony Laura	Director
_______*________ Carl Claus Boggild	Director
_______*________ Karen H. Beachy	Director
_______*________ Eric S. Rosenfeld	Director
______*________ David D. Sgro	Director

*By: /s/ Edward S. Horton
Edward S. Horton
Attorney-in-Fact

EXHIBIT INDEX
Exhibit no.	Description
2.1
Agreement and Plan of Merger, dated September 23, 2024, with Strategic Shipping Inc., Renaissance Holdings LLC and Renaissance Merger Sub LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K on September 24, 2024).

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed on February 4, 2015).
3.2	Bye-laws of Company (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed on February 4, 2015).
4.1	Investor and Registration Rights Agreement, dated December 30, 2024, between the Company and Strategic Shipping Inc.**
5.1	Opinion of Appleby (Bermuda) Limited, Bermuda Counsel to the Company.**
8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters.**
23.1	Consent of the Company’s Independent Registered Public Accounting Firm.**
23.2	Consent of Renaissance’s Independent Registered Public Accounting Firm.**
23.3	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1 of the Company's Registration Statement on Form S-3 filed on January 15, 2025).**
24.1	Power of attorney.**
107	Filing Fee Table.*

* Filed herewith.
** Previously filed.